                                                                February 7, 2006

EarlyBirdCapital, Inc.
275 Madison Avenue
Suite 1203
New York, New York 10016

                  Re:  Ascend Acquisition Corp.
                       ------------------------

Gentlemen:

     This letter will confirm the agreement of the undersigned to purchase warrants ("Warrants") of Ascend Acquisition Corp. ("Company") included in the units ("Units") being sold in the Company's initial public offering ("IPO") upon the terms and conditions set forth herein. Each Unit is comprised of one share of Common Stock and two Warrants. The shares of Common Stock and Warrants will not be separately tradable until 90 days after the effective date of the
Company's IPO unless EarlyBirdCapital, Inc. ("EBC") informs the Company of its decision to allow earlier separate trading.

     The undersigned agrees that this letter agreement constitutes an irrevocable order for EBC or an independent broker/dealer designated by EBC (in either case, the "Broker") to purchase for the undersigned's account within the three month period beginning on the later of (i) 60 days after the date the distribution of the Units in the IPO has been completed and (ii) the commencement of separate trading of the Warrants (such period is hereinafter referred to as the "Purchase Period") up to $250,000 of Warrants at market prices not to exceed $0.60 per Warrant ("Maximum Warrant Purchase"). The Broker
agrees to fill such order in such amounts and at such times as it may determine, in its sole discretion, during the Purchase Period. The Broker further agrees that it will not charge the undersigned any fees and/or commissions with respect to such purchase obligation.

     The Broker will promptly notify the undersigned of any purchase of Warrants hereunder so that the undersigned can comply with applicable reporting requirements on a timely basis.

     The undersigned may notify the Broker that all or part of the Maximum
Warrant Purchase will be made by an affiliate of the undersigned (or another person or entity introduced to the Broker by the undersigned (a "Designee")) who
(or which) has an account at the Broker and, in such event, the Broker will make such purchase on behalf of said affiliate or Designee; provided, however, that the undersigned hereby agrees to make payment of the purchase price of such purchase in the event that the affiliate or Designee fails to make such payment.

     The undersigned agrees that neither he nor any affiliate or Designee shall sell or transfer the Warrants until after the consummation of a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business and acknowledges that, at the option of EBC, the certificates for such Warrants shall contain a legend indicating such restriction on transferability.

                                                     Very truly yours,

                                                     /s/ Don K. Rice
                                                     ---------------
                                                     Don K. Rice